Exhibit 99.1
First Interstate BancSystem, Inc Announces Quarterly Dividend
First Interstate BancSystem, Inc.’s (Nasdaq: FIBK) Board of Directors, at a meeting held on May 27, 2010, declared a quarterly dividend of $.1125 per common share. The dividend is payable on July 12, 2010 to owners of record on July 1, 2010.
First Interstate BancSystem, Inc. is the parent company of First Interstate Bank, a community bank with 72 offices throughout Montana, Wyoming and western South Dakota.
Contact: Marcy Mutch, Investor Relations of First Interstate BancSystem, Inc., +1-406-255-5322, investor.relations@fib.com.